Exhibit 99.1

CareDx Reports Fourth Quarter and FY 2018 Results

AlloSure launch momentum drives 88% fourth quarter revenue growth

BRISBANE, Calif., March 6, 2019 (GLOBE NEWSWIRE) — CareDx, Inc. (NASDAQ: CDNA), a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant patients, today reported financial results for the fourth quarter and full year ended December 31, 2018.

Recent highlights:

•	Continued the acceleration of AlloSure penetration
-	In the fourth quarter of 2018, 100 U.S. transplant centers provided 4,575 AlloSure tests to approximately 3,400 patients
-	Continued progress in AlloSure Registry (K-OAR) enrollment, with 47 centers initiated and 748 patients enrolled as of December 31, 2018

•	Achieved total revenue of $23.5 million for the fourth quarter of 2018, increasing 88% year-over-year
-	Testing services revenue of $18.9 million, with 4,575 AlloSure and 4,057 AlloMap patient results provided
-	Product revenue of $4.6 million

•	Generated a net loss of $3.8 million, positive adjusted EBITDA of $0.8 million and positive net cash from operations of $2.0 million in the fourth quarter of 2018

•	Strengthened balance sheet through public equity offering and repayment of all outstanding debt
-	Cash and cash equivalents of $64.6 million at December 31, 2018

“The CareDx team delivered another consecutive record quarter, including 88% year-over-year revenue growth. We achieved positive adjusted EBITDA and operating cash flow results for the second straight quarter. We strengthened our first mover advantage as the strong clinical value of AlloSure continues to resonate with the transplant community and, just over a year into the launch, we are 3% penetrated into this patient population,” said Peter Maag, CareDx Chief Executive Officer. “CareDx is making tremendous strides fortifying its position as the leading provider of genomics-based information in transplantation, with the goal to leverage these insights to improve long-term patient outcomes. I am very proud of CareDx’s accomplishments in 2018, which sets the stage for another year of strong growth in 2019 and beyond.”

Fourth Quarter 2018 Financial Results

Revenue for the three months ended December 31, 2018 was $23.5 million, compared with $12.5 million in the fourth quarter of 2017. Testing services revenue for the fourth quarter was $18.9 million compared with $8.6 million in the same period of 2017. Product revenue in the three months ended December 31, 2018 was $4.6 million, compared to $3.7 million in the same period of 2017.

For the fourth quarter of 2018, the net loss was $3.8 million compared to a net loss of $31.7 million in the same period of 2017. The fourth quarter 2018 net loss included $3.0 million of debt extinguishment expenses and a $1.6 million benefit from the change in estimated fair value of common stock warrant and derivative liabilities. Basic and diluted net loss per share was $0.09 in the fourth quarter of 2018, compared to basic and diluted net loss per share of $1.13 in the fourth quarter of 2017.

Non-GAAP net income was $0.3 million in the fourth quarter of 2018 compared to a $2.6 million net loss in the fourth quarter of 2017. Basic and diluted non-GAAP net income per share was $0.01 in the fourth quarter of 2018, compared to a net loss per share of $0.09 in the fourth quarter of 2017.

Adjusted EBITDA for the fourth quarter of 2018 was a gain of $0.8 million, compared to a loss of $2.0 million in the fourth quarter of 2017.

Net cash provided by operating activities in the fourth quarter of 2018 was $2.0 million compared with $2.2 million net cash used in operations in the comparative 2017 period. Cash and cash equivalents were $64.6 million as of December 31, 2018.

Full Year 2018 Financial Results

Revenue for the full year ended December 31, 2018 was $76.6 million, an increase of 58% compared with $48.3 million in full year 2017 revenue. Testing revenue for the year ended December 31, 2018 was $60.3 million, compared with $33.1 million in the same period in 2017. Product revenue for the full year 2018 was $15.7 million, compared to $14.6 million in 2017.

Net loss for the full year ended December 31, 2018 was $46.8 million compared with a net loss of $55.5 million in 2017. The full year 2018 net loss includes charges totaling $28.8 million for debt extinguishment expenses and changes in the estimated fair values of warrant and derivative liabilities, which compares to $30.1 million in such charges in 2017. Basic and diluted net loss per share for the full year ended December 31, 2018 were $1.31 compared to $2.38 in the full year 2017.

Non-GAAP net loss was $5.3 million for the full year ended December 31, 2018 compared to $16.1 million in 2017. Non-GAAP basic and diluted net loss per share were $0.15 in the full year 2018, compared to basic and diluted net loss per share of $0.69 in 2017.

For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

2019 Guidance

For the full year 2019, CareDx expects revenue to be in the range of $105 million to $107 million.

About CareDx CareDx, Inc., headquartered in Brisbane, California, is a molecular diagnostics company focused on the discovery, development and commercialization of clinically differentiated, high-value diagnostic solutions for transplant recipients. CareDx offers products along the pre- and post-transplant testing continuum.

For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the Company’s fiscal 2019 revenue, achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed by CareDx with the SEC on March 22, 2018 and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP net loss, non-GAAP basic and diluted net income and net loss per share and adjusted EBITDA. We define non-GAAP net income and non-GAAP net loss and per share results as the GAAP net income or loss and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest expense, income tax expense, depreciation and amortization, other expense, and net loss attributable to noncontrolling interest. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

CONTACTS:

Investor Relations

David Clair

Integrated Corporate Relations, Inc.

646-277-1266

david.clair@icrinc.com

CareDx, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		12 Months Ended December 31,
	2018	2017	2018	2017
Revenue:
Testing services revenue	$18,852	$8,621	$60,300	$33,106
Product revenue	4,594	3,718	15,674	14,634
Collaboration and license revenue	63	164	595	584

Total revenue	23,509	12,503	76,569	48,324
Operating expenses:
Cost of testing services	7,024	3,121	21,456	12,345
Cost of product	3,485	2,468	11,531	9,026
Research and development	3,782	3,028	14,514	12,388
Sales and marketing	5,754	3,061	21,670	12,808
General and administrative	5,879	4,241	21,959	18,913
Goodwill impairment	—	—	—	1,958
Change in estimated fair value of contingent consideration	—	871	1,017	1,180

Total operating expenses	25,924	16,790	92,147	68,618

Loss from operations	(2,415)	(4,287)	(15,578)	(20,294)
Interest expense	(174)	(1,708)	(3,701)	(5,863)
Debt extinguishment expenses	(2,974)	(274)	(5,780)	(459)
Other expense, net	(93)	(14)	(178)	(1,031)
Change in estimated fair value of common stock warrant liability and derivative liability	1,562	(26,218)	(22,978)	(29,622)

Loss before income taxes	(4,094)	(32,501)	(48,215)	(57,269)
Income tax benefit	339	872	1,434	1,709

Net loss	(3,755)	(31,629)	(46,781)	(55,560)
Net loss attributable to noncontrolling interest	—	42	(25)	(91)

Net loss attributable to CareDx, Inc.	$(3,755)	$(31,671)	$(46,756)	$(55,469)

Net loss per share attributable to CareDx, Inc.:
Basic	$(0.09)	$(1.13)	$(1.31)	$(2.38)

Diluted	$(0.09)	$(1.13)	$(1.31)	$(2.38)

Weighted average shares used to compute net loss per share attributable to CareDx, Inc.:
Basic	40,104,341	27,983,033	35,638,956	23,332,503

Diluted	40,104,341	27,983,033	35,638,956	23,332,503

CareDx, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$64,616	$16,895
Accounts receivable	9,760	2,991
Inventory	4,943	5,529
Prepaid and other assets	1,795	1,352

Total current assets	81,114	26,767
Property and equipment, net	4,134	2,075
Intangible assets, net	33,252	33,139
Goodwill	12,005	12,005
Restricted cash	192	9,579

Total assets	$130,697	$83,565

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$4,711	$3,391
Accrued compensation	9,156	5,013
Accrued and other liabilities	5,408	3,735
Deferred revenue	39	39
Deferred purchase consideration	190	407
Derivative liability	—	14,600
Current debt	—	15,721

Total current liabilities	19,504	42,906
Deferred rent, net of current portion	470	913
Deferred revenue, net of current portion	691	730
Deferred tax liability	2,968	4,933
Long-term debt, net of current portion	—	18,338
Contingent consideration	—	1,672
Common stock warrant liability	10,003	18,712
Other liabilities	1,133	1,315

Total liabilities	34,769	89,519

Stockholders’ equity:
Common stock	41	29
Additional paid-in capital	412,010	264,204
Accumulated other comprehensive loss	(4,278)	(2,345)
Accumulated deficit	(311,845)	(268,022)

Total CareDx, Inc. stockholders’ equity (deficit)	95,928	(6,134)
Noncontrolling interest	—	180

Total stockholders’ equity (deficit)	95,928	(5,954)

Total liabilities and stockholders’ equity	$130,697	$83,565

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited) (In thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
GAAP net loss	$(3,755)	$(31,671)	$(46,756)	$(55,469)
Stock-based compensation expense	2,060	428	7,138	1,744
Acquisition related-amortization of purchased intangibles	735	621	2,973	2,433
Change in estimated fair value of contingent consideration	—	871	1,017	1,180
Amortization of debt discount	47	731	2,095	2,098
Debt financing related fees and expenses	2,974	—	2,974	309
Loss on conversion from debt to equity	—	278	2,806	278
Change in estimated fair value of common stock warrant and derivative liabilities	(1,562)	26,218	22,978	29,622
Tax effect related to amortization of purchased intangibles	(195)	(200)	(811)	(735)
Acquisition-related amortization of inventory valuation adjustment	44	89	268	509
Goodwill impairment	—	—	—	1,958

Non-GAAP net income (loss)	$348	$(2,635)	$(5,318)	$(16,073)

GAAP basic and diluted net loss per share attributable to CareDx	$(0.09)	$(1.13)	$(1.31)	$(2.38)
Non-GAAP basic and diluted net income (loss) per share attributable to CareDx	$0.01	$(0.09)	$(0.15)	$(0.69)
Shares used in computing non-GAAP basic net income (loss) per share	40,104,341	27,983,033	35,638,956	23,332,503
Shares used in computing non-GAAP diluted net income (loss) per share	41,270,703	27,983,033	35,638,956	23,332,503

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures

(Unaudited) (In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Non-GAAP net income (loss)	$348	$(2,635)	$(5,318)	$(16,073)
Interest expense	127	977	1,606	3,765
Income tax benefit	(144)	(672)	(623)	(974)
Depreciation expense	355	283	1,155	929
Other expense	93	10	178	903
Net loss attributable to noncontrolling interest	—	42	(25)	(91)

Adjusted EBITDA	$779	$(1,995)	$(3,027)	$(11,541)